Exhibit 99.3                                                 EXECUTION COPY



                                     FOURTH

                                    AMENDMENT

                           Dated as of March 22, 2007

                                       to



                             POWER SUPPLY AGREEMENT

                                     between

                          LONG ISLAND LIGHTING COMPANY

                                       and

                             KEYSPAN GENERATION LLC

                                   Dated as of

                                  June 26, 1997

     This FOURTH AMENDMENT (the "Amendment") is made and entered into as of March 22, 2007, by and between LONG ISLAND LIGHTING COMPANY d/b/a LIPA, a New York corporation ("LIPA"), and KEYSPAN GENERATION LLC, a New York limited liability company ("GENCO"), to the Power Supply Agreement, by and between LIPA and GENCO, dated as of June 26, 1997 (as amended, supplemented or otherwise modified from time to time, the "PSA").

                                    RECITALS

     WHEREAS, GENCO owns and operates certain Generating Facilities (as defined in the PSA), including the Northport generating facility (the "Northport Plant") and the Port Jefferson generating facility (the "Port Jefferson Plant); and

     WHEREAS, LIPA is purchasing capacity and energy from the Northport Plant and the Port Jefferson Plant pursuant to rates, terms and conditions established in the PSA; and

     WHEREAS, GENCO has agreed pursuant to the Agreement and Waiver that as promptly as practicable following the Effective Date, and subject to technical, environmental and economic feasibility and the receipt of all required regulatory approvals reasonably satisfactory to the parties, GENCO will implement a detailed work program and install General Electric Dense Pack turbine efficiency improvement systems or their equivalent, including last stage turbine blades, designed to modernize and enhance the operations and environmental performance of the Northport Plant Unit Nos. 3 and 4 and, in connection with such turbine upgrade and in order to decrease NOx emissions from Northport Plant Unit Nos. 3 and 4, install advanced NOx control systems at Northport Plant Unit Nos. 3 and 4; and

     WHEREAS, GENCO has also agreed pursuant to the Agreement and Waiver that within a reasonable time following the completion of the upgrades to Northport Plant Unit Nos. 3 and 4 described above, and subject to technical, environmental and economic feasibility and the receipt of all required regulatory approvals reasonably satisfactory to the parties, GENCO will implement a detailed work program and install General Electric Dense Pack turbine efficiency improvement systems or their equivalent, designed to modernize and enhance the operations and environmental performance of the Northport Plant Unit Nos. 1 and 2 and, in connection with such turbine upgrade and in order to decrease NOx emissions from Northport Plant Unit Nos. 1 and 2, install advanced NOx control systems at Northport Plant Unit Nos. 1 and 2; and

     WHEREAS, GENCO has also agreed, pursuant to the Agreement and Waiver, that within a reasonable time following the Effective Date, and subject to technical, environmental and economic feasibility and the receipt of all required regulatory approvals reasonably satisfactory to the parties, GENCO will implement and install advanced NOx emission control systems on Units 3 and 4 of the Port Jefferson Plant; and

     WHEREAS, in consideration of GENCO's agreement to make such turbine upgrades and install such advanced NOx emission controls, charges to LIPA with respect to capacity and energy supplied from the Northport Plant and the Port Jefferson Plant are to be adjusted as provided in the Amendment;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

     Section 1.1. Definitions. All capitalized terms used in this Amendment and not otherwise defined shall have the meanings assigned to them in the PSA.

                                   ARTICLE 2

                                AMENDMENTS TO PSA

     Section 2.1. Amendment to Article 1 of the PSA. Article 1 of the PSA is hereby amended by inserting the following new definitions in the appropriate alphabetical order:

               "Agreement and Waiver" shall mean that Agreement and Waiver, dated as of March 22, 2007, by and among National Grid USA, KeySpan Corporation, KeySpan Electric Services LLC, KeySpan Generation LLC, KeySpan Energy Trading Services LLC, the Long Island Lighting Company d/b/a LIPA and the Long Island Power Authority.

               "Turbine Upgrades" shall mean GE Dense Pack turbine efficiency systems, or equivalent, to be installed at Northport Plant Unit Nos. 1, 2, 3, and 4 and, in the case of Northport Plant Unit Nos. 3 and 4, shall also include new last stage turbine blades as generally described in Section 4 of the Agreement and Waiver.

               "New Emission Controls" shall mean, advanced NOx emission control systems for the Northport Plant Unit Nos. 1-4 and the Port
               Jefferson  Plant  Unit Nos.  3 and 4 as  generally  described  in
               Section 4 of the Agreement and Waiver.

               "Northport Plant" means GENCO's 1500 MW generating facility located in Northport, New York.

               "Port Jefferson Plant" means GENCO's 350 MW generating facility located in Port Jefferson, New York.

     Section 2.2 Amendment to Appendix A of the PSA. At such time as the parties shall agree, but in no event later than 60 days prior to the anticipated in service date of the initial Turbine Upgrades or New Emission Controls, GENCO shall file Appendix A of the PSA (in the form attached hereto as Annex 2) with the FERC pursuant to Section 205 of the Federal Power Act to amend and replace in its entirety the current Appendix A of the PSA and to become effective concurrently with the earliest date on which the Turbine Upgrades and/or New Emission Controls to be installed at the Northport Plant and the Port Jefferson Plant begin commercial operation.

                                    ARTICLE 3

                                 SYNERGY SAVINGS

     Pursuant to the Agreement and Waiver, the parties thereto have agreed to an amount of estimated synergy savings resulting from the National Grid/KeySpan Corporation merger (the "Synergy Savings Amount", as defined in the Agreement and Waiver), a portion of which is to be allocated to GENCO's operations (the "LIPA PSA Net Synergies"). The parties hereto acknowledge that, since a portion of the LIPA PSA Net Synergies will be paid to LIPA pursuant to the Agreement and Waiver, in any proceeding before FERC for the setting of rates under the PSA following the Effective Date of this Amendment, the cost of service calculation for the test year shall be modified by crediting to GENCO an amount as set forth in Annex 1 for that year (pro rated to match the test year). If as determined pursuant to the provisions of Section 2.2 of the Agreement and Waiver the amount of synergy savings allocated to GENCO increased, then GENCO shall receive additional credit to its cost of service in the amount so determined.

     The parties hereto further acknowledge that due to the expected timing of completion of the National Grid/KeySpan Corporation merger, some of the LIPA PSA Net Synergies may not have yet been achieved and reflected in GENCO's books and records and, therefore, that such amounts may be included in GENCO's cost of service for the test year selected for purposes of the FERC rate proceeding to establish rates for the remaining term of the PSA. In such event, the parties hereto agree that GENCO shall reduce the amount of the LIPA PSA Net Synergies that are credited to GENCO's cost of service pursuant to the above paragraph, by an amount that equals the LIPA PSA Net Synergies not yet achieved. The parties also agree that any inflationary adjustments up to 2.5 percent per year between the test year and rate year will not be affected by the LIPA PSA Net Synergies, such adjustments having been reflected in the Synergy Savings Amount (as defined in Sections 2.1 and 2.2 of the Agreement and Waiver). GENCO shall separately identify and account for the actual costs to achieve LIPA PSA Net Synergies. Such information, together with other reasonably available data used to monitor the progress of National Grid's integration activities, shall be utilized to estimate the reduction to the LIPA PSA Net Synergies.

     The parties hereto further agree that the modifications to GENCO's cost of service calculation described in the two preceding paragraphs shall be applied during any other proceeding that may be before FERC concerning rates under the PSA.


                                    ARTICLE 4

                                  MISCELLANEOUS

     Section 4.1. Effective Date. This Amendment shall be effective upon satisfaction of each of the following conditions (the date upon which all such conditions are satisfied, the "Effective Date"): (i) approval (satisfactory to LIPA and GENCO) of this Fourth Amendment from the New York State Comptroller;
(ii) the FERC shall have permitted (satisfactory to LIPA and GENCO) this Fourth Amendment to become effective; and (iii) the Agreement and Waiver shall have become effective pursuant to its terms and be in full force and effect. The conditions set forth in items (i), (ii) and (iii) above are hereinafter referred to as the "Approvals." Upon receipt of the Approvals from the New York State Comptroller and the New York State Attorney General, LIPA shall provide GENCO with copies thereof.

     Section 4.2. Affirmation of Representations. The representations and warranties of GENCO set forth in Section 21.9.1 of the PSA shall be true and correct in all material respects as of the Effective Date. The representations and warranties of LIPA set forth in Section 21.9.2 of the PSA shall be true and correct in all material respects as of the Effective Date.

     Section 4.3. Miscellaneous.

          (a) Except as amended hereby, the PSA shall remain in full force and effect. The parties shall cooperate in preparation of an amended and restated PSA which incorporates the provisions of the original PSA and all amendments thereto, including this Amendment to be effective as of the Effective Date.

          (b) This Amendment shall be governed, including, without limitation, as to validity, interpretation and effect, by the Laws of the State of New York.

          (c) This Amendment may be executed in two or more counterparts which together shall constitute a single agreement.



                  [Remainder of page left blank for signatures]

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized officers or representatives as of the date first above written.

                                          LONG ISLAND LIGHTING COMPANY
                                          d/b/a LIPA



                                          By /s/Richard M. Kessel
                                             --------------------
                                          Name: Richard M. Kessel
                                          Title: CEO & President



                                          KEYSPAN GENERATION LLC



                                          By /s/John J. Bishar Jr.
                                             ---------------------
                                          Name:  John J. Bishar Jr.
                                          Title: Executive Vice President

                                     Annex 1

                               PSA Synergy Credits
                                  Calendar Year

------------------------------- ------------------------------------
             Year                              Amount (US $)
------------------------------- ------------------------------------
             2007                                 2,313,247
------------------------------- ------------------------------------
             2008                                 4,705,597
------------------------------- ------------------------------------
             2009                                 6,944,658
------------------------------- ------------------------------------
             2010                                 9,291,618
------------------------------- ------------------------------------
             2011                                10,123,237
------------------------------- ------------------------------------
             2012                                10,446,570
------------------------------- ------------------------------------
             2013                                 4,442,200
------------------------------- ------------------------------------
            Total                               $48,267,127
------------------------------- ------------------------------------




                                   Annex 1-1

                                     Annex 2
                                   Appendix A

         Revised for Application in Contract Years Seven through Eleven
 Per Settlement and Order dated ________ in KeySpan Generation LLC, FERC Docket
                            No. ER04-112-000/001(1)

     This Appendix provides the manner of setting the Monthly Capacity Charge, the Monthly Variable Charge and the Monthly Capacity Charge for Turbine Upgrades and Emissions Controls for each of the first sixteen Contract Years under the Power Supply Agreement ("PSA"). This Appendix assumes that if the Closing Date occurs after January 1 of a calendar year, sixteen Contract Years may occur during the 180 month term of the PSA. Two of the Contract Years will be partial calendar years and the assessment of the then-applicable annual revenue requirement through the Monthly Capacity Charge and the Monthly Capacity Charge for Turbine Upgrades and Emissions Controls will be prorated accordingly.

I.   Monthly Capacity Charge:
     ------------------------

     A. The Monthly Capacity Charge is 1/12th of the annual Capacity Charge. In addition, the Monthly Capacity Charge for the fourth month of each Contract Year after the first Contract Year shall include any true-up adjustment due under Sections III and V-B.2 of this Appendix. The Monthly Capacity Charge for any partial months shall be prorated on a daily basis for such month.

     B. The annual Capacity Charge for the first Contract Year is $291,596,000, reflecting the revenue credit described in Section I-C below. The annual Capacity Charge for the seventh Contract Year is $305,400,000, reflecting the $7.1 million revenue credit described in Section I-C below. For each Contract Year thereafter (other than the twelfth Contract Year), the annual Capacity
Charge is equal to the prior year annual Capacity Charge plus the sum of the following adjustments:

     (1)  Budgeted Incremental Net Utility Plant, times PTROR,
     (2)  Budgeted Incremental Depreciation Expense,
     (3)  Labor Cost Index Adjustment (Production),
     (4)  Labor Cost Index Adjustment (Support),
     (5)  Benefit Cost Index Adjustment (Production),
     (6)  Benefit Cost Index Adjustment (Support),
     (7)  Rebased property tax amount described in Section III-B below,
     (8) Federal income tax adjustment for cost of removal described in Section I-G below, and
     (9)  Incremental Synergy Savings.

--------
(1)  This  draft  includes   Appendix  A  provisions   reflected  in  the  Joint
     Stipulation approved by the Commission's June 17, 1999 Notice of Finality of Initial Decision dated April 15, 1999 in FERC Docket No. ER98-011-000.


                                  Annex 2 - 11

     C. The annual Capacity Charge for the twelfth Contract Year shall be established by recalculating GENCO's revenue requirement in accordance with Articles 8 and 9 of the PSA and through application to the Federal Energy Regulatory Commission pursuant to Section 205 of the Federal Power Act and allocating this amount for recovery through the appropriate charges. The revenue requirement allocated for collection through the Monthly Capacity Charge will reflect a credit to LIPA equal to $5,100,000 in the first Contract Year. An additional revenue credit of $2,020,000 will be applied to the otherwise applicable revenue requirement in the second Contract Year and the total revenue credit of $7,120,000 shall continue for each of the remaining 14 Contract Years of the initial term of the PSA.

     D. Adjustments that are positive shall be added to the revenue requirement to be collected through the Capacity Charge; adjustments that are negative shall be subtracted from such revenue requirement.

     E. The Annual Capacity Charge assumes a federal income tax rate of 35% and a state income tax rate of 9.03%. If the statutory federal or state income tax rate changes at any time during the contract life, the new tax rate will be automatically incorporated into the formula and the effect of the statutory change will be reflected in the annual Capacity Charge concurrently with the statutory change.

     F. The Annual Capacity Charge shall also be adjusted in the eighth through eleventh Contract Years to reflect the amortization of the deferral of property taxes for calendar year 2004 that exceed the base amount of $126,600,000 established in Section III-B below.

     G. The level of federal income tax expense included in the cost of service for each of Contract Years seven through eleven will reflect a deduction for the cost of removal equal to $14.103 million. That amount will be reconciled each Contract Year to the actual cost of removal recorded on KeySpan Generation's books and the resulting change in federal income tax expense will be added to or subtracted from the Plant Additions True-up calculated pursuant to Section III-C below.

     H. This Section I is not applicable to the capital investments for Turbine Upgrades and New Emissions Controls described in Sections IV and VIII.

II.  Monthly Variable Charge:
     ------------------------

The Monthly Variable Charge for the first eleven Contract Years is $0.90 per MWH of net generation of GENCO generating units delivered to LIPA during each month. The Monthly Variable Charge for Contract Years after the eleventh Contract Year shall be set in accordance with Articles 8 and 9 of the PSA.

III. True-Up Adjustments:
     --------------------

     A. In the fourth month following the end of each Contract Year, an annual lump sum surcharge or credit will be due from or to LIPA, respectively, for the Tax True-up and the Plant Additions True-up. Except as provided in Section III-B and the amount attributable to Section III-C(3) hereof, this surcharge or credit


                                   Annex 2-2
will include a carrying charge calculated as follows. With respect to the Tax True-up portion of the surcharge or credit, interest will be applied at the Base Interest Rate on the full amount of the True-up as of July 1 of the Contract Year through the due date of the lump sum surcharge or credit. With respect to the Plant Additions True-up portion of the surcharge or credit, the Base Interest Rate will be applied to the outstanding amount computed as of the end of the Contract Year from the first day after the close of the Contract Year through the date the surcharge or credit is paid.

     B. The Tax True-up shall be equal to the actual property tax paid by GENCO on its Generating Facilities during the Contract Year, minus the base year property tax. The base year property tax amount will be $126,600,000 for Contract Year seven. Any difference between $126.6 million and the actual amount of property taxes recorded on KeySpan Generation's books in Contract Year seven will be deferred by KeySpan Generation with interest calculated at a rate equal to KeySpan Generation's weighted average cost of capital of 7.17% and applied at that rate as of July l, 2004. This deferred amount inclusive of interest as described herein will be amortized on a straight line basis over the next four Contract Years and charged back to LIPA through an additional component to the Monthly Capacity Charge. The annual amortization will include interest at the 7.17% rate on the monthly unamortized balances of the deferral amount. LIPA, at its sole option, can elect to prepay any or all of this deferred property tax at any time throughout Contract Years eight through eleven, but LIPA shall pay all of the deferred amount by the end of Contract Year eleven. In each of Contract Years eight through eleven, the base year property tax amount will be revised to equal the actual amount of property taxes KeySpan Generation recorded on its books in the previous Contract Year. The base year property tax for Contract Year twelve shall be determined under Articles 8 and 9 of the PSA.

     C. The Plant Additions True-up shall be the sum of:

          (1)  Actual   Incremental    Depreciation   Expense   minus   Budgeted
               Incremental Depreciation Expense,

          (2)  (i)  Actual   Incremental   Net  Utility  Plant  minus   Budgeted
               Incremental Net Utility Plant, times (ii) PTROR, and

          (3) the amount of any adjustment derived pursuant to Section I-G hereof.

     D. This Section III is not applicable to the capital investments for Turbine Upgrades and New Emissions Controls described in Sections IV and VIII,


IV.  Monthly Capacity Charge For Turbine Upgrades and New Emission Controls
     ----------------------------------------------------------------------

     A. Beginning on the date on which the Turbine Upgrades and New Emission Controls begin commercial operation, LIPA shall pay a Monthly Capacity Charge For Turbine Upgrades and New Emission Controls for each Contract Year that will be equal to 1/12th of the Annual Capacity Charge for Turbine Upgrades and New Emission Controls. The Annual Capacity Charge for Turbine Upgrades and New Emission Controls in any Contract Year shall be the sum of the following costs


                                   Annex 2-3
attributable to the Turbine Upgrades and New Emission Controls, provided, that recovery of the Annual Capacity Charge for Turbine Upgrades and New Emission Controls for any given year shall not exceed the fuel and emissions savings attributable to these items, as calculated in accordance with Section VIII (the "Fuel and Emission Savings"):

     (1) Depreciation expense for the Turbine Upgrades and New Emission Controls based on the applicable composite depreciation rate for the related property unit,

     (2) Net utility plant for the Turbine Upgrades and New Emission Controls multiplied by a rate of return assuming 100% debt financing with an interest rate equal to that obtainable by an A rated issuer of 20-year fixed rate tax exempt debt determined as of June 30, 2007, and

     (3) Cumulative Annual Capacity Charges for costs of Turbine Upgrades and New Emission Controls in years that exceed the Fuel and Emission Savings shall be recovered, with an appropriate return (using the same tax exempt rate referred to in Section IV.A.2 above), subject to the procedure set forth in paragraph E below.

     B. Reserved

     C. Prior to the beginning of each Contract Year, the Annual Capacity Charge for Turbine Upgrades and New Emission Controls will be calculated in the manner set forth above based on the budgeted level of net utility plant for the Turbine Upgrades and New Emission Controls forecasted to be included in rate base during such Contract Year; provided, that such Annual Capacity Charge shall not exceed the level of Fuel and Emission Savings that are expected to be experienced for that Contract Year as calculated in accordance with Section VIII. The parties agree that the budgeted Annual Capacity Charges and the budgeted Fuel and Emission Savings shall be trued up to the actual amounts for such Contract Year using the methodology set forth in Section III, paragraph A above, except that interest on the trued up amounts shall be calculated using the same tax exempt rate as is used for the Annual Capacity Charges.

     D. At the conclusion of each Contract Year, the Annual Capacity Charge for Turbine Upgrades and New Emission Controls for that year will be compared to the actual Fuel and Emission Savings for that Contract Year. In the event that the Annual Capacity Charge for Turbine Upgrades and New Emission Controls calculated at the beginning of that Contract Year exceeded the actual Fuel and Emission Savings for that Contract Year, GENCO shall refund the excess to LIPA within four (4) months after the end of that Contract Year, and the excess shall be included in amounts that are subject to payment in future years in accordance with Paragraph IV.E and IV.F below.

     E. Annual Capacity Charges for Turbine Upgrades and New Emission Controls that cannot be recovered in the Contract Year in which they are incurred because they exceed the Fuel and Emission Savings for such Contract Year shall be deferred, and shall be included in the calculation of the Annual Capacity Charge for Turbine Upgrades and New Emission Controls as set forth in Section IV.A.3 above for recovery no earlier than the second Contract Year following the Contract Year in which Annual Capacity Charges were incurred.


                                   Annex 2-4

     F. In the event that the PSA is not renewed on substantially the same terms and conditions at the expiration of its initial term, and notwithstanding anything herein to the contrary, LIPA shall pay to GENCO, not later than four
(4) months after the expiration of the PSA, a lump sum payment equal to the cumulative amount of any remaining Fuel and Emission Savings not previously applied to offset Annual Capacity Charges, but only to the extent of any Annual Capacity Charges for Turbine Upgrades and New Emission Controls that have not been previously offset by such Fuel and Emission Savings and have not been previously recovered pursuant to this section.


V.   Reopeners
     ---------

A.   ROE
     ---

     During the term of the PSA, either party may petition the Commission to revise the return on common equity component of the revenue requirement underlying the Monthly Capacity Charge. During the seventh through eleventh Contract Years, such petition may be filed in the event that the average weekly yield on 10-year U.S. Treasury bonds over any 3 consecutive month period exceeds or falls below the average weekly yield on such bonds for the 3-month period ending December 31, 2003 by more than 200 basis points. The average weekly yield on 10-year U.S. Treasury bonds over the 3-month period ending December 3l, 2003 was 4.25%. For purposes of implementing this ROE Reopener, the return on common equity used in the derivation of the Contract Year seven settlement annual revenue requirement shall be assumed to be 9.5%.

     The party making such petition shall seek to change the Monthly Capacity Charge by only the revenue amount required to reflect the changed rate of return including related taxes, as applied to the then applicable rate base. In addition to delineating the change in the Monthly Capacity Charge, the petition shall specify the proposed new rate of return on equity and shall demonstrate that the new rate of return is just and reasonable within the meaning of Section 205 of the Federal Power Act. The party making such request may not propose to change any other component of the revenue requirement used to determine the Monthly Capacity Charge and the Monthly Variable Charge. The other party may oppose the proposed change in Monthly Capacity Charge and provide evidence of mitigating factors that would reduce the amount of the proposed change. The petitioning party may respond to such allegation of mitigating factors, provided that such response does not propose to change the amount of adjustment of the revenue requirement included in the original petition. Unless otherwise agreed by GENCO and LIPA, if the Commission approves a change in the Monthly Capacity Charge, the new base used for determining whether the rate may be reopened again shall be the average weekly yield on 10-year U.S. Treasury bonds over the 3-month period ending in the month before the Commission issues an order approving the change in the Monthly Capacity Charge.

     When the annual Capacity Charge is reset in the twelfth Contract Year in accordance with Section I-C, the average weekly yield on 10-year U.S. Treasury bonds over the 3-month period ending in the month before the new Monthly Capacity Charge becomes effective will be the new base for determining whether the rate may be reopened thereafter. The new return on equity will be specified at that time as well.


                                   Annex 2-5

B.   A&G
     ---

     1.   One Time Allocation Reopener
          ----------------------------

     Either party may petition the Commission to make the limited rate change described in this paragraph in order to adjust the allocations of Administrative and General and Common ("A&G") cost components of the revenue requirement underlying the Monthly Capacity Charge. The amount of A&G included in the annual revenue requirement as of the Closing Date is $45,420,000. After the Closing Date, the personnel of the holding company ("HoldCo") created by the combination of Long Island Lighting Company and Brooklyn Union Gas Company, and HoldCo's subsidiaries that perform A&G functions will expand the use of time sheets and perform other direct costing methods to determine the appropriate allocation of their efforts and associated costs. Such data will be provided to LIPA for review and verification. In the twenty-fifth month after the Closing Date, GENCO shall provide LIPA with the results of the time sheet study and the results of any other direct costing methodology agreed upon by GENCO and LIPA, and the parties will undertake to agree upon an appropriate reallocation of A&G costs allocable to LIPA through GENCO. If the parties agree, the agreed upon reallocation shall be filed with the Commission as a change in rate under
Section 205 of the Federal Power Act. If the parties fail to agree by the close of the twenty-eighth month after the Closing Date, then within thirty days, GENCO or LIPA may file its proposed allocation with the Commission under Sections 205 or 206 of the Federal Power Act, respectively. The other party may oppose the reallocation and propose any different allocation. Any Commission order adjusting the revenue requirement to account for a new allocation of A&G costs shall be retroactive to the beginning of the twenty-fifth month after the Closing Date and shall prevail through the end of the sixth Contract Year.

     2.   True-up for New Business Ventures
          ---------------------------------

     If HoldCo or its subsidiaries engage in any new business ventures or form new corporate subsidiaries to engage in new business ventures after the Closing Date, HoldCo shall identify on its time sheets, or through other direct costing methods, the amount of A&G costs attributable to such new business ventures during the first twenty-four months after the Closing Date. To the extent that such amounts exceed $2,000,000 in either of the two consecutive twelve month periods following the Closing Date, GENCO shall pay LIPA forty-four percent (44%) of the excess above $2,000,000 for each such twelve-month period. Such payment shall be made in one lump sum between the beginning of the twenty-fifth month and before the end of the twenty-eighth month following the Closing Date.

VI.  Definitions:
     ------------

     For purposes of this Appendix A, the following capitalized terms shall have the meaning specified below. Terms defined in PSA Article I shall have the same meaning in this Appendix as they have elsewhere in the PSA.


                                   Annex 2-6

     A. "Accumulated Deferred Federal Income Tax Asset" means the sum of the plant related operating depreciation deferred tax asset or liability reserves as recorded on GENCO's books and records under the Federal Energy Regulatory
Commission Uniform System of Accounts and Generally Accepted Accounting Principles. The phrase "operating depreciation deferred tax asset or liability reserves" refers to the portion of the deferred federal income tax asset or liability reserves associated with 1) the difference between a) the sum of the net tax basis of the transferred plant assets as stepped-up to book value at the Closing Date and the net tax basis of new additions and b) the net book basis of GENCO's plant assets, times 2) the statutory federal income tax rate.

     B. "Approved Net Plant Additions" means aggregate capital additions approved under Article 9 and placed in service, plus capital additions not included in an approved Capital Improvement Budget at the beginning of a Contract Year but later approved by LIPA (but not including cost overruns on items included in a budget approved by LIPA), minus aggregate scheduled retirements.

     C. "Actual Incremental Depreciation Expense" means the sum of the 12 monthly calculations of actual Approved Net Plant Additions, times 1/12th of the Composite Depreciation Rate by type.

     D. "Actual Incremental Net Utility Plant" means the sum of 1) the 13 Month Average of actual Approved Net Plant Additions, minus 2) the 13 Month Average of the excess of ending accumulated depreciation reserve over beginning accumulated depreciation reserve, and plus 3) the 13 Month Average of the difference between the ending and beginning Accumulated Deferred Federal Income Tax Asset.

     E. "Attrition Factor" means, for the purpose of computing the Labor Cost Index Adjustment (Production) and Benefit Cost Index Adjustment (Production) for the Contract Years eight through eleven, the following amounts for the appropriate Contract Years:

                  Contract Year                      Attrition Factor
                  -------------                      ----------------
                  Eight                              (1-.01)
                  Nine                               (1-.02)
                  Ten                                (1-.03)
                  Eleven                             (1-.04)

Any Attrition Factor applicable to Contract Years after Contract Year twelve shall be determined under Articles 8 and 9 of the PSA.

     F. "Budgeted Incremental Depreciation Expense" means the sum of the 12 monthly calculations for the Contract Year of scheduled monthly Approved Net Plant Additions, times 1/12th of the Composite Depreciation Rate by type.

     G. "Budgeted Incremental Net Utility Plant" means 1) the 13 Month Average of Approved Net Plant Additions, minus 2) the 13 Month Average of the excess of ending accumulated depreciation reserve over beginning accumulated depreciation reserve, and plus 3) the 13 Month Average of the difference between the ending and beginning Accumulated Deferred Federal Income Tax Asset.


                                   Annex 2-7

     H. "Composite Depreciation Rate" means the annual rate to be applied to gross plant to determine annual depreciation expense. The appropriate rate for each item of steam production plant, other production plant, common plant and electric general plant is set forth on the attached Exhibit I.

     I. "Defined Labor Index" means, for the Contract Years 1999 - 2000, 3.5% per year, the effective percentage wage increase provided in LILCO's collective bargaining agreement dated February 14, 1996. The Defined Labor Index used in the adjustment for the second Contract Year shall be the appropriate index multiplied by a fraction equal to (the number of days from the Closing Date through December 31 divided by 365). For each Contract Year after Contract Year 2000 through the eleventh Contract Year, the Defined Labor Index shall be the percentage change for the twelve month period ending on the preceding September 30 for the Employment Cost Index for Wages and Salaries Only, Private Industry Workers, Northeast, Not Seasonally Adjusted, as published by the United States Bureau of Labor Statistics. The Defined Labor Index for Contract Years alter Contract Year eleven shall be determined under Articles 8 and 9 of the PSA.

     J. "Incremental Synergy Savings" means, with the exceptions noted below, the sum of the twelve monthly amounts set forth in the table below for the applicable Contract Months for each Contract Year. For purposes of this definition, the term "Contract Month" shall mean the number of the month, from 1 to 127, in consecutive order starting with the month in which the Closing Date occurs.

                                                Monthly Amount
                  12 Month Period                ($ In 000's)
                  ---------------                ------------

                        1-12                           0
                        13-24                        564
                        25-36                        292
                        37-48                        293
                        49-60                        287
                        61-72                        279
                        73-84                        137
                        85-91                         92
                        92-127                      (622.5)

If GENCO and LIPA agree during the establishment of the Annual Capacity Charge for the seventh Contract year, that the total revenue requirements to be recovered during that Contract Year reflects all or a portion of the Incremental Synergy Savings for that or subsequent Contract Years set forth above, the Incremental Synergy Savings to be applied under the Appendix A will be reduced accordingly.


Annex 2-8

     K. "Labor Cost Index Adjustment (Production)" and "Benefit Cost Index Adjustment (Production)" for the Contract Years eight through eleven means the sum of (l) the base labor and benefit costs for the prior Contract Year and (2) the product of (the Defined Labor Index times the Attrition Factor) times the prior Contract Year base labor and benefit costs. The base year labor costs (production) for the seventh Contract Year will be $41.944 million and the base year benefit costs (production) for the seventh Contract Year will be $5.800 million. The sum of the prior Contract Year base labor costs (production) and benefit costs (production) and the Labor Cost Index Adjustment (Production) and Benefit Cost Index Adjustment (Production) for a year shall be the "prior Contract Year base labor and benefit costs" used for the following Contract Year's adjustment. The Labor Cost Index Adjustment (Production) and Benefit Cost Index Adjustment (Production) for Contract Years after Contract Year eleven, including the appropriate attrition factor, shall be determined under Articles 8 and 9 of the PSA.

     L. "Labor Cost Index Adjustment (Support)" and "Benefit Cost Index Adjustment (Support)" for the Contract Years eight through eleven means the sum of (1) the base labor and benefit costs for the prior Contract Year and (2) the product of the Defined Labor Index times the prior Contract Year base labor and benefit costs. The base year labor costs (support) for the seventh Contract Year will be $17.278 million and the base year benefit costs (support) for the seventh Contract Year will be $5.572 million. The sum of the prior Contract Year base labor costs (support) and benefit costs (support) and the Labor Cost Index Adjustment (Support) and Benefit Cost Index Adjustment (Support) for a year shall be the "prior Contract Year base labor and benefit costs" used for the following Contract Year's adjustment. The Labor Cost Index Adjustment (Support) and Benefits Cost Index Adjustment (Support) for Contract Years after Contract Year eleven shall be determined under Articles 8 and 9 of the PSA.

     M. "PTROR" means pre-tax return on rate base which shall be 9.8% for each of Contract Years seven through eleven. For years after Contract Year eleven, PTROR shall be established under Article 9 of the PSA. PTROR assumes a federal income tax rate of 35% and a state income tax rate of 9.03%. If the statutory federal or state income tax rate changes at any time during the contract life, the new tax rate will be automatically incorporated into the formula and the effect of the statutory change will be reflected into the PTROR concurrently with the statutory change.

     N. "13 Month Average" means a monthly average developed by 1) taking the sum of a) the first through eleventh monthly amounts to be averaged, b) one-half of the twelfth monthly amount to be averaged, and e) one-half of the prior year's twelfth monthly amount to be averaged and 2) dividing the sum in 1) by 12.


VII. Ramp Down Adjustment:
     ---------------------

Nothing herein shall be construed to predetermine the amount to be paid by LIPA to GENCO under Section I 1.1 of the PSA if LIPA exercises its ramp down option. In addition, the Monthly Capacity Charge for the remaining capacity shall be adjusted as a result of the ramp down.


                                   Annex 2-9

VIII. Methodology for Calculating Fuel and Emission Savings
      -----------------------------------------------------

The following methodology shall be used to calculate the Fuel and Emissions Savings associated with the Turbine Upgrades and New Emission Controls for purposes of Section IV above.

     A. Fuel Savings. In the three-month period preceding the Turbine Upgrade outage, a turbine test will be conducted to determine the turbine efficiency for the unit. Within three (3) months after completion of the Turbine Upgrade, a turbine test will be conducted in accordance with KeySpan's existing turbine test procedures entitled, "Modified Turbine Test Procedure for Fossil Fueled Steam Generating Units" (current rev. June 4, 1999), to determine the as-modified turbine efficiency. LIPA and its consultants shall have the right to review all test procedures, witness all tests and review and approve all calculations associated with the baseline and as-modified tests, all such approvals not to be unreasonably withheld.

The percentage improvement in turbine efficiency will be multiplied by the overall unit heat rate to determine the BTU/KWh savings attributable to the Turbine Upgrades (e.g., 3% x 10,000 BTU/KWh = 300 BTU/KWh). At the end of each calendar year, the total number of MWh (megawatt hours) generated by the unit will be multiplied by the BTU/MWh savings calculated from the turbine efficiency testing described above to determine the total BTU savings for the year. The total BTUs saved as a result of the Turbine Upgrades will be multiplied by such year's average fuel cost ($/10(6) BTU) for the unit to determine the annual fuel cost savings.

       Fuel cost savings = Total BTU savings x Avg Fuel Cost ($/10(6) BTU)

     B. Emissions Savings - Turbine Upgrades. In order to determine the emissions avoided and emission credits saved as a result of the Turbine
Upgrades, the achieved efficiency improvement following the installation of Turbine Upgrades on each Northport unit in BTUs/MWh (as calculated in accordance with Section A) shall be multiplied by the number of MWh produced for the calendar year at such unit and then multiplied by the average annual NOx, SO2 and CO2 emission rate (in lbs/mmBTU) at such unit as determined by certified Continuous Emissions Monitoring Systems ("CEMs") records divided by 2000 (lbs/ton).

The value of such NOx, SO2 and CO2 Emission Savings shall be determined by multiplying the annual NOx, SO2 and CO2 emission savings in tons from all Northport units modified with Turbine Upgrades by the average annual NOx, SO2 and CO2 emission credit price for all applicable NOx, SO2 and CO2 emission regulatory cap and trade programs. The average annual NOx, SO2 and CO2 emission price for such programs shall be as reported in "Air Daily" or other similar trade publication as mutually agreed by the parties.

     C. Emissions Savings - New Emissions Controls. In order to determine the effectiveness of, and the emission credit savings attributable to the New Emissions Controls, the NOx emission rate in lbs/MWh shall be measured using the plant's certified CEMs before and after the application of the NOx control technology on each unit. Such measurements shall be made on both natural gas fuel and fuel oil at the identical steady load over a three-hour period, pursuant to the then in effect Environmental Protection Agency regulations. LIPA and its consultants shall have the right to review all test procedures, witness all tests and confirm all calculations associated with the baseline and


                                   Annex 2-10
as-modified tests. The difference in NOx emission rate in lbs/MWh for each fuel at each unit shall be established as the achieved emission rate reduction for each unit and each fuel. The total tons of NOx emission avoided and the corresponding emission credits saved each year following the application of NOx emission control technology on each unit shall be calculated as follows at the end of each calendar year:

               Achieved emission rate reduction on gas (lbs/MWh) times the number of MWh produced on gas plus the achieved emission rate reduction on oil times the number of MWh produced on oil divided by 2000 (lbs/ton).

The value of such NOx emission savings shall be determined by multiplying the annual NOx emission savings in (tons) from all units modified by New Emission Controls by the average annual NOx emission credit price for all applicable NOx emission regulatory cap and trade programs. The average annual NOx emission price for such programs shall be as reported in "Air Daily" or other similar trade publication as mutually agreed upon by the parties.

D. Fuel and Emission Savings. Fuel and Emission Savings will be calculated as follows:

        Sum of the savings from (A) Fuel Savings, (B) Emission Savings - Turbine
              Upgrades and (C) Emission Savings - New Emission Controls.

                      Fuel and Emission Savings = A + B + C

IX.  Excess Emissions Credits
     ------------------------

To the extent that Emissions Credits saved as a result of the Turbine Upgrades and New Emission Controls are not required to satisfy the compliance obligations of the Northport Unit Nos. 1-4 and Port Jefferson Unit Nos. 3 and 4, such Emissions Credits shall be pooled with those attributable to GENCO's other generating stations under the PSA (for the term of the PSA) and such pooled credits shall be applied pro rata to all such generating stations to meet their compliance obligations under applicable law. All Emissions Credits created in any year as a result of the Turbine Upgrades and New Emission Controls that are used to offset the Annual Capacity Charge and are not used to satisfy GENCO's compliance obligations under applicable law shall be deemed attributable to the Emission Credits savings derived from the Turbine Upgrades and New Emission Controls. If such Emissions Credits are sold, LIPA will receive 100 percent of the net proceeds. Alternatively, LIPA may use such Emissions Credits in its sole discretion. All other Emissions Credits shall be split in accordance with the sharing provisions in Section 17 of Schedule F to the Merger Agreement and
Section 8.1.6 of the PSA.



                                   Annex 2-11